UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2006

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On May 4, 2006, Johnson Outdoors Inc. (the “Company”) entered into a “Severance Agreement and Release” (the “Agreement”) with Jervis B. Perkins (“Mr. Perkins”). Mr. Perkins had served as President and Chief Operating Officer of the Company. A copy of the Agreement is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference. Effective May 5, 2006, the Agreement terminates Mr. Perkins' employment with the Company. Pursuant to the terms of the Agreement, Mr. Perkins will receive a gross severance payment of $1,000,000 paid in semi-monthly installments for a period of twelve months, subject to earlier payment in the event Mr. Perkins obtains new employment. Additionally, in accordance with the terms of the Agreement, Mr. Perkins shall be entitled to receive outplacement services and to participate in the Company's health, dental and vision care insurance policies at the cost of the Company for a period of twelve months following the effective date of his termination of employment, subject to earlier termination of such coverage in the event Mr. Perkins obtains new employment.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

        (d)  Exhibits.

           The following exhibit is furnished herewith:

Exhibit	99.1	Severance Agreement and Release between Jervis B. Perkins and Johnson Outdoors, Inc. dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: May 10, 2006	By: /s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer

JOHNSON OUTDOORS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Severance Agreement and Release between Jervis B. Perkins and Johnson Outdoors Inc. dated May 4, 2006.

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